Exhibit 10.3

MAX CAPITAL GROUP LTD.

2008 STOCK INCENTIVE PLAN

[INCENTIVE] [NON-QUALIFIED] STOCK OPTION AGREEMENT

THIS AGREEMENT, made this      day of                     , 200   (the “Grant Date”), by and between Max Capital Group Ltd. (the “Company”) and [                    ] (the “Optionee”).

W I T N E S S E T H:

WHEREAS, pursuant to the Max Capital Group Ltd. 2008 Stock Incentive Plan, as amended (the “Plan”), the Company desires to afford the Optionee the opportunity to acquire, or enlarge, his/her ownership of the Company’s common shares, $1.00 par value per share (“Common Shares”), so that he/she may have a direct proprietary interest in the Company’s success.

NOW, THEREFORE, in consideration of the covenants and agreements herein contained, the parties hereto hereby agree as follows:

1. Grant of Option. Subject to the terms and conditions set forth herein and in the Plan, the Company hereby grants to the Optionee, during the period commencing on the date of this Agreement and ending on the close of business on the day of the [tenth] 1 anniversary of the date hereof (the “Termination Date”), the right and option (the right to purchase any one Common Share hereunder being an “Option”) to purchase from the Company, at a price of $             per share (the “Option Price”), an aggregate of [                    ] Common Shares (the “Option Shares”).

2. Limitation on Exercise of Option. Subject to the terms and conditions set forth herein and the Plan, the Optionee will be vested in     % of the Options on and after the                      anniversary of the Grant Date and an additional     % on each of the                                                   anniversaries of the Grant Date (each such anniversary, a “Vesting Date”); provided, that, except as otherwise provided herein, the Optionee is then employed by the Company or any of its Subsidiaries.

3. Termination of Employment. Any Options held by the Optionee upon termination of employment shall remain exercisable as follows, subject to the conditions set forth in Section 4 hereof:

(a) Accelerated Vesting; Forfeiture. If the Optionee’s termination of employment is due to death or Retirement (as defined below), or if the Optionee’s employment is terminated by the Company for Disability (as defined below) or without Cause (as defined in the Plan), by the Optionee for Good Reason (as defined below), or upon the Company’s failure to renew the Optionee’s work permit in Bermuda if the Company does not offer the Optionee a comparable position of employment by one of the Company’s Subsidiaries, a pro rata portion of

[1]	Term must be 5 years if the Option is an Incentive Stock Option granted to a 10% Shareholder.

the Options which would have vested upon the next Vesting Date shall vest as of the date of such termination, and all other unvested Options shall immediately terminate and be forfeited; provided, that, with respect to the failure to renew a Bermuda work permit, if the failure by the Company or its Subsidiary to obtain such work permit is directly or indirectly related to any actions or omissions taken by the Optionee, as determined by the Company in its sole discretion, then all unvested Options shall be immediately forfeited upon the date of termination. The pro rata portion of the Options that vests shall be calculated by multiplying the number of Options which would have vested upon the next Vesting Date by a fraction, the numerator of which shall equal the number of consecutive days since the most recent Vesting Date that the Optionee is employed by the Company to the date of termination, and the denominator of which shall equal 365 (rounded to the nearest whole number). If the Optionee’s termination of employment is for any other reason (including, without limitation, a termination by the Company for Cause), all unvested Options shall terminate on the date of termination.

(b) Post-Termination Excerise Period. If the Optionee’s termination of employment is due to death or Retirement, or if the Optionee’s employment is terminated by the Company for Disability or without Cause, by the Optionee for Good Reason, or upon the Company’s failure to renew the Optionee’s work permit in Bermuda under the circumstances set forth above in Section 3(a), to the extent vested, all vested Options shall be exercisable by the Optionee or any prior transferee of the Option or by the Optionee’s designated beneficiary, or, if none, the person(s) to whom such Optionee’s rights under the Option are transferred by will or the laws of descent and distribution for one (1) year following such termination of employment (but in no event later than the Termination Date), and shall thereafter terminate; [provided, that, any exercise of an Incentive Stock Option beyond (a) three (3) months after the date of termination when the termination is for any reason other than the Optionee’s death or Disability or (b) twelve (12) months after the date of termination when the termination is for the Optionee’s Disability will cause the Option to be deemed a Nonqualified Stock Option and not an Incentive Stock Option.] If the Optionee’s termination of employment is for any other reason other than on account of termination by the Company for Cause, all vested Options, shall be exercisable for a period of 90 days following such termination of employment (but in no event beyond the term of the Option), and shall thereafter terminate. An Optionee’s status as an employee shall not be considered terminated in the case of a leave of absence agreed to in writing by the Company (including, but not limited to, military and sick leave); provided, that, such leave is for a period of not more than 90 days or re-employment upon expiration of such leave is guaranteed by contract or statute. If the Optionee’s employment is terminated by the Company for Cause, both the unvested and vested portion of the Options shall terminate on the date of termination.

(c) Certain Definitions. For purposes of this Agreement, “Disability” shall mean termination upon 30 days’ notice in the event that the Optionee suffers a mental or physical disability that shall have prevented him/her from performing his/her material duties for a period of at least 120 consecutive days or 180 non-consecutive days within any 365 day period; provided, that, the Optionee shall not have returned to full-time performance of his/her duties within 30 days following receipt of such notice. The Optionee shall have “Good Reason” to terminate his/her employment within 30 days after the Optionee has knowledge of the occurrence, without the Optionee’s written consent, of one of the following events that has not been cured, if curable, within 30 days after a notice of termination has been given by the Optionee to the Company or its Subsidiary, as applicable: (i) any material and adverse change to the Optionee’s duties or authority which are inconsistent with his/her title and position, (ii) a material diminution of the Optionee’s title or position; (iii) a reduction of the Optionee’s base salary; or (iv) any other reason which the Company determines in its sole discretion to be a Good Reason; provided, however, that if termination for “Good Reason” is defined in the Optionee’s employment agreement, the definition in the employment agreement shall apply for purposes of this Section 3. “Retirement” shall be defined as when the Optionee retires from the Company if the sum of the Optionee’s age and years of service as an employee of the Company or any Subsidiaries equals at least 55.

4. Method of Exercising Option.

(a) Payment of Option Price. Options, to the extent vested, may be exercised, in whole or in part, by giving written notice of exercise to the Company specifying the number of Common Shares to be purchased. Such notice shall be accompanied by the payment in full of the Option Price. Such payment shall be made: (i) in cash, (ii) by surrender of Common Shares owned by the holder of the Option that are Mature Shares (as defined in the Plan), (iii) by means of a broker-assisted “cashless exercise,” (iv) by a “net exercise” method whereby the Company withholds from the delivery of Common Shares for which the Option was exercised that number of Common Shares having a Fair Market Value equal to the aggregate Option Price for the Common Shares for which the Option was exercised, or (v) by a combination of any such methods.

(b) Tax Withholding. At the time of exercise, the Optionee shall pay to the Company such amount as the Company deems necessary to satisfy its obligation, if any, to withhold federal, state or local income or other taxes incurred by reason of the exercise of Options granted hereunder. Such payment shall be made: (i) in cash, (ii) by having the Company withhold from the delivery of Common Shares for which the Option was exercised that number of Common Shares having a Fair Market Value equal to the minimum withholding obligation, (iii) by delivering Common Shares owned by the holder of the Option that are Mature Shares, or (iv) by a combination of any such methods. For purposes hereof, Common Shares shall be valued at Fair Market Value.

5. Issuance of Shares. Except as otherwise provided in the Plan, as promptly as practical after receipt of such written notification of exercise and full payment of the Option Price and any required income tax withholding, the Company shall issue or transfer to the Optionee the number of Option Shares with respect to which Options have been so exercised (less shares withheld for payment of the Option Price and/or in satisfaction of tax withholding obligations, if any), and shall deliver to the Optionee a certificate or certificates therefor, registered in the Optionee’s name.

6. Company; Optionee.

(a) The term “Company” as used in this Agreement with reference to employment shall include the Company and its Subsidiaries, as appropriate.

(b) Whenever the word “Optionee” is used in any provision of this Agreement under circumstances where the provision should logically be construed to apply to the beneficiaries, the executors, the administrators, or the person or persons to whom the Options may be transferred by will or by the laws of descent and distribution, the word “Optionee” shall be deemed to include such person or persons.

7. Non-Transferability. The Options are not transferable by the Optionee otherwise than to a designated beneficiary upon death or by will or the laws of descent and distribution, and are exercisable during the Optionee’s lifetime only by him/her (or his or her legal representative in the event of incapacity). No assignment or transfer of the Options, or of the rights represented thereby, whether voluntary or involuntary, by operation of law or otherwise (except to a designated beneficiary, upon death, by will or the laws of descent and distribution), shall vest in the assignee or transferee any interest or right herein whatsoever, but immediately upon such assignment or transfer the Options shall terminate and become of no further effect.

8. Change in Control. Upon the occurrence of a Change in Control (as defined in the Plan), all outstanding Options shall automatically become vested and immediately exercisable in full.

9. Rights as Shareholder. The Optionee or a transferee of the Options shall have no rights as shareholder with respect to any Option Shares until he/she shall have become the holder of record of such shares, and no adjustment shall be made for dividends or distributions or other rights in respect of such Option Shares for which the date on which shareholders of record are determined for purposes of paying cash dividends on Common Shares is prior to the date upon which he/she shall become the holder of record thereof.

10. Adjustments. The Options granted hereunder are subject to adjustment pursuant to Section 12 of the Plan.

11. Compliance with Law. Notwithstanding any of the provisions hereof, the Optionee hereby agrees that he/she will not exercise the Options, and that the Company will not be obligated to issue or transfer any shares to the Optionee hereunder, if the exercise hereof or the issuance or transfer of such shares shall constitute a violation by the Optionee or the Company of any provisions of any law or regulation of any governmental authority. Any determination in this connection by the Committee shall be final, binding and conclusive. The Company shall in no event be obliged to register any securities pursuant to the Securities Act of 1933 (as now in effect or as hereafter amended) or to take any other affirmative action in order to cause the exercise of the Options or the issuance or transfer of shares pursuant thereto to comply with any law or regulation of any governmental authority.

12. Notice. Every notice or other communication relating to this Agreement shall be in writing, and shall be mailed to or delivered to the party for whom it is intended at such address as may from time to time be designated by it in a notice mailed or delivered to the other party as herein provided; provided, that, unless and until some other address be so designated, all notices or communications by the Optionee to the Company shall be mailed or delivered to the Company at its principal executive office, and all notices or communications by the Company to the Optionee may be given to the Optionee personally or may be mailed to him/her at his/her address as recorded in the records of the Company.

13. [Incentive Stock Options] [Non-Qualified Stock Options]. [The Options granted hereunder are not intended to be incentive stock options within the meaning of Section 422 of the Code.] [The Options granted hereunder are intended to be incentive stock options within the meaning of Section 422 of the Code. The Company shall have no liability to any Optionee or any other person if an Option designated as an Incentive Stock Option fails to qualify as such at any time. If the Option is an Incentive Stock Option, and if the Optionee sells or otherwise disposes of any of the Option Shares acquired pursuant to the Incentive Stock Option on or before the later of (a) the date two (2) years after the Grant Date, and (b) the date one (1) year after transfer of such Option Shares to the Optionee upon exercise of the Option, the Optionee shall immediately notify the Company in writing of such disposition. In the event any such disposition causes the Company to incur additional federal, state, or local tax withholding obligations, the Optionee will satisfy any such obligations in cash or out of the current wages or other compensation payable to the Optionee.]

14. Binding Effect. Subject to Section 7 hereof, this Agreement shall be binding upon the heirs, executors, administrators and successors of the parties hereto.

15. Governing Law. This Agreement shall be construed and interpreted in accordance with the laws of the State of New York without regard to its conflict of law principles.

16. Plan. The terms and provisions of the Plan are incorporated herein by reference, and the Optionee hereby acknowledges receiving a copy of the Plan. In the event of a conflict or inconsistency between the terms and provisions of the Plan and the provisions of this Agreement, the Plan shall govern and control. All capitalized terms not defined herein shall have the meaning ascribed to them as set forth in the Plan.

17. Interpretation. Any dispute regarding the interpretation of this Agreement shall be submitted by the Optionee or the Company to the Committee for review. The resolution of such a dispute by the Committee shall be binding on the Company and the Optionee.

18. No Right to Continued Employment. Nothing in this Agreement shall be deemed by implication or otherwise to impose any limitation on any right of the Company to terminate the Optionee’s employment.

19. Section 409A Limitation. The Company shall have no liability to the Optionee or any other person if an Option is determined to constitute “nonqualified deferred compensation” within the meaning of Section 409A of the Code and the terms of such Option do not satisfy the additional conditions applicable to nonqualified deferred compensation under Section 409A of the Code.

20. [Non-Solicitation Agreement. By accepting the Options and as a condition thereof, the Optionee agrees to comply with the Company’s following policies with respect to non-solicitation:                     .]2

21. Severability. Every provision of this Agreement is intended to be severable and any illegal or invalid term shall not affect the validity or legality of the remaining terms.

22. Headings. The headings of the Sections hereof are provided for convenience only and are not to serve as a basis for interpretation of construction, and shall not constitute a part of this Agreement.

23. Signature in Counterparts. This Agreement may be signed in counterparts, each of which shall be deemed an original, with the same effect as if the signatures thereto and hereto were upon the same instrument

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date set forth below.

MAX CAPITAL GROUP LTD.

By:
Name:
Title:
Date

OPTIONEE

By:
Name:
Date:

[2]	The Committee may include non-solicitation provisions in certain awards.